Exhibit 10.1

                             FIRST AMENDMENT TO THE
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                       INDIANAPOLIS POWER & LIGHT COMPANY
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                SUPPLEMENTAL RETIREMENT PLAN AND TRUST AGREEMENT
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                   FOR A SELECT GROUP OF MANAGEMENT EMPLOYEES
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                          (AS LAST AMENDED AND RESTATED
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                           EFFECTIVE JANUARY 1, 1999)
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         Pursuant to Section  12.01 of the  Indianapolis  Power & Light  Company
Supplemental Retirement Plan and Trust Agreement for a Select Group of Management Employees (the "Plan"), as last amended and restated effective January 1, 1999, the Compensation Committee of the Board of Directors of IPALCO Enterprises, Inc. ("Compensation Committee") hereby amends Section 4.01 of the Plan to read in its entirety, as follows:

         Section 4.01. Entitlement to Retirement Benefits . Entitlement to Retirement Benefits . A Participant who retires or otherwise terminates his employment with the Employer for reasons other than his death shall be entitled to receive monthly supplemental pension benefits under this Plan only if:

                  (a) his employment with the Employer terminates on or after his attainment of the Normal Retirement Age,

                  (b) his employment with the Employer terminates by reason of his incurring a Total Disability, or

                  (c) his employment with the Employer terminates after his
                      completion of at least one (1) Year of Service.

The amount of the monthly supplemental pension benefits to which an eligible Participant is entitled upon his retirement or other termination of employment shall be equal to the Vested Portion of his Post-Tax Adjusted Benefit; provided, however, that the amount of a Participant's Post-Tax Adjusted Benefit shall be redetermined each January 1; provided, further, that under no circumstances may the Post-Tax Adjusted Benefit payable to a Participant be less than the Vested Portion of his Adjusted Accrued Benefit as determined on February 29, 1996. The non-Vested Portion of a Participant's Post-Tax Adjusted Benefit shall be governed by Section 4.02. The monthly payments shall begin on the first (1st) calendar day of the month coinciding with or next following the date on which a Participant attains his Normal Retirement Age or, if later, the date his employment with the Employer is terminated and shall continue through the month in which his death occurs; provided, however, that if a Participant's employment with the Employer is terminated before his attainment of the Normal Retirement Age, he may elect with the consent of the Company to have his benefits begin on the first (1st) calendar day of the month following the date on which his employment with the Employer is terminated or, if later, the first (1st) day of the calendar month immediately following his attainment of age fifty-five (55). If benefit payments to a Participant begin before his attainment of the Normal Retirement Age, the amount of such Participant's monthly supplemental pension benefits shall be reduced to the extent and in the same manner as such payments would be reduced if made from the Company Retirement Plan; provided, however, that notwithstanding anything contained in this Section to the contrary, a
Participant:

                  (a)  who is:

                      (i)  a Senior Executive Officer or

                      (ii) an Other Executive Officer specifically designated
                           by the Compensation Committee, and

                  (b) who at the date of his employment termination with the Employer is at least age fifty-five (55) and has completed at least thirty (30) years of Service shall be eligible to elect the immediate commencement of his monthly supplemental pension benefits without reduction; provided, further, that an Other Executive Officer whose combined age and Service at the date of his employment termination with the Employer is at least eighty-five (85) and who as of his employment termination date has reached age fifty-five (55) but has not reached age sixty-two (62) shall under no circumstances have a reduction in his monthly supplemental pension benefit greater than twenty-five one-hundredths (0.25) for each calendar month in which the benefit commencement date precedes the date on which the Participant would have reached age sixty-two (62). If a Participant is married at the date his benefit payments are to commence and notwithstanding anything contained in this Plan to the contrary, his monthly benefits shall be paid in the form of an actuarially equivalent joint and survivor annuity determined in the same manner as the Joint and Survivor Annuity Option under Section 205.50 of the Company Retirement Plan, unless such Participant, with the written consent of his spouse witnessed by a Notary Public, elects not to have his benefits paid in such form.

         Payment of benefits under this Section 4.01 shall be made in accordance with and consistent with the requirements set forth in Section 205 of ERISA; provided, however, that subject to the applicable spousal consent requirements contained in Section 205 of ERISA, a Participant may elect for his benefits to be paid in any actuarially equivalent form of payment which is available under the Company Retirement Plan (other than a single lump sum payment).

                  This First Amendment to the Plan has been executed on this day of , 1996 and shall be effective as of March 1, 1996.

                             COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                            IPALCO ENTERPRISES, INC.


                                            By:
                                                     /s/ Otto N. Frenzel III
                                                         Its Chairman